         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1997
                                                      REGISTRATION NO. 333-14961

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                         POST EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                      NELLCOR PURITAN BENNETT INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      3693
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   94-2789249
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               4280 HACIENDA DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (510) 463-4000

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

           AEQUITRON MEDICAL, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN,
       AEQUITRON MEDICAL, INC. AMENDED AND RESTATED 1988 STOCK OPTION PLAN
          AND AEQUITRON MEDICAL, INC. 1985 INCENTIVE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                             C. RAYMOND LARKIN, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      NELLCOR PURITAN BENNETT INCORPORATED
                               4280 HACIENDA DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (510) 463-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   COPIES TO:
                          ROBERT M. MATTSON, JR., ESQ.
                             MORRISON & FOERSTER LLP
                            19900 MACARTHUR BOULEVARD
                            IRVINE, CALIFORNIA 92612
                                 (714) 251-7500


               --------------------------------------------------


Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 2 on Form S-8 amends Registration Statement No. 333-14961 which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of Aequitron Medical, Inc. ("Aequitron") with and into Nellcor Puritan Bennett Incorporated (the "Registrant"). In connection with the filing of the Original Registration Statement, 3,830,151 shares of the Registrant's Common Stock, $.001 par value per share (the "Common Stock") were registered with the Securities and Exchange Commission and the applicable filing fee was paid. The number of shares registered pursuant to the Original Registration Statement were those shares of Common Stock expected to be distributed to holders of the common stock of Aequitron in connection with the Merger. All of the shares of Common Stock included in this Post-Effective Amendment No. 2 were included in and registered on the Original Registration Statement. Such shares include 547,550 shares of Common Stock issuable upon exercise of options outstanding under the Aequitron 1995 Employee Stock Purchase Plan and upon exercise of options outstanding under the Amended and Restated 1988 Stock Option Stock Plan and 1985 Incentive Stock Option Plan.




                   ------------------------------------------

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 26th day of August 1997.

                              NELLCOR PURITAN BENNETT INCORPORATED


                              By: /s/ LAUREEN DeBUONO
                                  ---------------------------------------
                                  Laureen DeBuono
                                  Executive Vice President, General Counsel and Secretary



                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints C. Raymond Larkin, Jr., Michael P. Downey and Laureen DeBuono, jointly and severally, attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                 Title                           Date
              ---------                                 -----                           ----
                  *                      Director, President and Chief Executive  August 26, 1997
----------------------------------       Officer (Principal Executive Officer)
C. Raymond Larkin, Jr.


                  *                      Director, Chairman of the Board          August 26, 1997
----------------------------------
Burton A. Dole, Jr.


                  *                      Executive Vice President and Chief       August 26, 1997
----------------------------------       Financial Officer (Principal Financial
Michael P. Downey                        & Accounting Officer)


                  *                      Director                                 August 26, 1997
----------------------------------
Robert J. Glaser, M.D.


                  *                      Director                                 August 26, 1997
----------------------------------
Frederick M. Grafton

----------------------------------       Director                                 August ___, 1997
Donald L. Hammond


                  *                      Director                                 August 26, 1997
----------------------------------
Riza J. Lavizzo-Mourey, M.D.


                  *                      Director                                 August 26, 1997
----------------------------------
Thomas A. McDonnell


                                         Director                                 August ___, 1997
----------------------------------
Dean O. Morton


                  *                      Director                                 August 26, 1997
----------------------------------
Edwin E. van Bronkhorst




               *By: /s/ LAUREEN DeBUONO
                   ----------------------------------
                       Laureen DeBuono
                       Attorney-in-Fact